UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant  ☒
Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

InkSure Technologies Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock

(2)	Aggregate number of securities to which transaction applies: 43,173,592

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $1,025,684, which includes upfront cash consideration plus the amount of contingent payments to be made following the Closing.

(4)	Proposed maximum aggregate value of transaction: $1,025,684, which includes upfront cash consideration plus the amount of contingent payments to be made following the Closing.

(5)	Total fee paid: $205.14

☒	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

To the Stockholders of InkSure Technologies Inc.:

This supplement to the InkSure Technologies Inc. Proxy Statement dated January 9, 2014 replaces pages A-54 through A-55 of Annex A of such Proxy Statement.  An incorrect version of Amendment No. 1 to the Asset Purchase Agreement (as defined in the Proxy Statement) was originally included in the Proxy Statement.  The attached version of Amendment No. 1 is the correct version and should be read in conjunction with the rest of the Asset Purchase Agreement, all as described further in the Proxy Statement.

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

Reference is made to that certain Asset Purchase Agreement (the “Agreement”) dated and entered into on October 1, 2013 by and among (1) InkSure Technologies Inc., a Delaware corporation (“InkSure Parent”); (2) InkSure Inc., a Delaware corporation (“InkSure Delaware Sub”); (3) InkSure Ltd., an Israeli corporation (“InkSure Israeli Sub”) (InkSure Parent, InkSure Delaware Sub and InkSure Israeli Sub are also referred to individually and collectively as “Seller,” and the term “Seller,” whenever used herein, shall mean and refer to each and all of InkSure Parent, InkSure Delaware Sub and InkSure Israeli Sub); and (4) Spectra Systems Corporation, a Delaware corporation (“Buyer”) (Buyer, InkSure Parent, InkSure Delaware Sub and InkSure Israeli Sub are collectively referred to as the “Parties” and each of them individually is sometimes referred to as a “Party”).

WHEREAS, by letter dated January 8, 2014, InkSure Parent received confirmation from the Securities and Exchange Commission (the "SEC") that the SEC has completed its review of InkSure Parent's preliminary proxy statement on Schedule 14A filed with the SEC as required by the Agreement;

WHEREAS, InkSure Parent intends to file with the SEC and mail to its stockholders a definitive proxy statement for a meeting of its stockholders to vote on a proposal to approve the Agreement; and

WHEREAS, the Parties wish to amend the Agreement as hereinafter provided;

NOW, THEREFORE, in consideration of the premises and the mutual promises of the Parties hereinafter set forth, the Parties do hereby agree as follows:

1.           Section 13.1(b) of the Agreement shall be, and it hereby is, amended to change the End Date (as defined therein) from January 31, 2014 to February 28, 2014.

2.           As modified hereby, all of the terms and provisions of the Agreement are hereby ratified and confirmed.

3.           This Amendment No. 1 may be executed in counterparts, which when taken together shall constitute one and the same instrument, and signature pages delivered by pdf or electronic transmission shall be legal, valid and binding execution and delivery.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed by their respective duly authorized representatives on this 9th day of January, 2014.

SPECTRA SYSTEMS CORPORATION

By:	/s/ Nabil M. Lawandy, PH. D.
Name:	Nabil M. Lawandy, PH.D.
Title:	President and Chief Executive Officer

INKSURE TECHNOLOGIES INC.

By:	/s/ Tal Gilat
Name:	Tal Gilat
Title:	CEO

INKSURE LTD.

By:	/s/ Tal Gilat
Name:	Tal Gilat
Title:	CEO

INKSURE INC.

By:	/s/ Tal Gilat
Name:	Tal Gilat
Title:	CEO